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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               GIANT GROUP, LTD.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:


Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD AUGUST 2, 2001

To the Stockholders of
GIANT GROUP, LTD.:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of GIANT GROUP, LTD. (the "Company") will be held at the offices of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, 2121 Avenue of the Stars, 18/th/ Floor, Los Angeles, California 90067, on Thursday
August 2, 2001 at 9:30 a.m. (local time), for the following purposes:

     1.  To elect a Board of five directors;

     2. To ratify the appointment of BDO Seidman LLP as the Company's independent auditors for fiscal 2001; and

     3. To transact such other business as may properly come before the Meeting and any adjournment(s) or postponement(s) thereof.

     A Proxy Statement describing matters to be considered at the Meeting is attached to this Notice. Only stockholders of record at the close of business on June 4, 2001 will be entitled to notice of and to vote at the Meeting.


                                             By  Order of the Board of Directors


                                             /s/ Pasquale A. Ambrogio, Secretary


Beverly Hills, California
June 28, 2001

                                   IMPORTANT

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE SELF-ADDRESSED, POSTAGE PREPAID ENVELOPE WHICH HAS BEEN PROVIDED FOR YOUR CONVENIENCE. IN THE EVENT YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                               GIANT GROUP, LTD.
                    9440 SANTA MONICA BOULEVARD, SUITE 407
                        BEVERLY HILLS, CALIFORNIA 90210

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 2, 2001

                                    GENERAL

     This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of GIANT GROUP, LTD., a Delaware corporation (the "Company"), for use at its Annual Meeting of Stockholders (the "Meeting") and any adjournment(s) or postponement(s) thereof. The Meeting is to be held on Thursday August 2, 2001 at 9:30 a.m. (local time) at the offices of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, 2121 Avenue of the Stars, 18/th/ Floor, Los Angeles, California 90067. The approximate date of the mailing of this Proxy Statement and accompanying proxy card to the Company's stockholders is June 28, 2001.

     In an effort to have as large a representation at the Meeting as possible, proxy solicitation may be made personally or by telephone or telegram by officers or employees of the Company, without added compensation. The Company will reimburse brokers, banks and other custodians, nominees and fiduciaries for their expenses in sending proxy materials to beneficial owners.

                       RECORD DATE AND VOTING SECURITIES

     The close of business on June 4, 2001 (the "Record Date") has been fixed as the Record Date for the determination of the stockholders of the Company entitled to notice of and to vote at the Meeting. As of the Record Date, the Company had outstanding 2,690,839 shares of Common Stock, par value $.01 per share (the "Common Stock"). Each share of Common Stock entitles the record holder thereof to one vote on all matters properly coming before the Meeting.

                               PRINCIPAL HOLDERS

     The following lists the only stockholders who, to the knowledge of management of the Company, based upon filings with the Securities and Exchange Commission (the "SEC") and other information, are the beneficial owners of more than 5% of the Common Stock.

                       Name & Address of                                               Amount and Nature of      Percent of
                       Beneficial Owner                                               Beneficial Ownership(1)     Class(2)
                       ----------------                                              ------------------------     ---------
     Burt Sugarman...............................................................     3,037,622  shares (3)            67.6%
     9440 Santa Monica Boulevard, Suite 407
     Beverly Hills, CA 90210

     Mary Hart Sugarman..........................................................     3,037,622  shares (4)            67.6%
     9440 Santa Monica Boulevard, Suite 407
     Beverly Hills, CA 90210

     Gary Koncikowski............................................................       186,800  shares (5)             6.9%
     PO Box 751
     Lake George, NY 12845

(1) Under the rules of the SEC a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or to direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be the beneficial owner of any securities which that person has the right to acquire beneficial ownership within 60 days as well as any securities owned by such person's spouse, children or other relatives living in the same house. Unless otherwise indicated, the named person has sole voting and investment power with respect to the shares held by them.

(2) Computed on the basis of 2,690,839 shares of Common Stock issued and outstanding as of the Record Date plus stock options of each reporting person currently exercisable or exercisable within 60 days of the Record Date.

(3) Includes 1,799,202 shares underlying presently exercisable options and 148,950 shares owned by Mr. Sugarman's spouse. Mrs. Sugarman has sole voting and dispositive power with respect to such shares.

(4) Includes 1,089,470 shares owned by Mrs. Sugarman's spouse and 1,799,202 shares underlying presently exercisable options held by Mrs. Sugarman's spouse, who has sole voting and dispositive power with respect to such shares.

(5)  On April 18, 2001 Gary Koncikowski, an individual investor, reported on
     Schedule 13D, that he has beneficial ownership of 186,800 shares of Common Stock as of April 9, 2001.


ELECTION OF DIRECTORS

                               [PROPOSAL NO. 1]

Nominees

     At the Meeting, five directors are to be elected to serve until the Annual Meeting of Stockholders in 2002 and until their successors are elected and qualified. The Board of Directors has nominated Burt Sugarman, David Gotterer, Terry Christensen, David Malcolm and Jeffrey Rosenthal.

     The Board of Directors has no reason to expect that any of the nominees will be unable to stand for election. In the event that a vacancy among the original nominees occurs prior to the Meeting, the proxies will be voted for a substitute nominee or nominees named by the Board of Directors and for the remaining nominees.

     The following table sets forth information as of the Record Date about each nominee for Director and the ownership of equity securities by all Directors and Executive Officers of the Company as a group:

                                                                                                                Shares and
                                                                                                                Percent of
                                                                                            Director           Common Stock
                                                                                   Age        Since              Owned(1)
                                                                                   ---       ------             ----------
BURT SUGARMAN............................................................          62          1982          3,037,622shs (2)
Mr. Sugarman has been Chairman of the Board of the Company since 1983,                                            67.6%
and President and Chief Executive Officer since May 1985.  Mr. Sugarman was Chairman of the Board of Rally's Hamburgers, Inc. (NASDAQ)
("Rally's"), an operator and franchiser of double drive-through hamburger restaurants in which the Company had an equity investment, from November 1994 through October 1997, having served as its Chairman of the Board and Chief Executive Officer from 1990 through February
1994.  He remains a director of Checkers Drive-In Restaurants, Inc.
(NASDAQ) ("Checkers") after its merger with Rally's in 1999 and is also a director of Santa Barbara Restaurant Group.

DAVID GOTTERER...........................................................          72          1984            133,375shs   (3)
Mr. Gotterer has been Vice Chairman of the Company since May 1986. He                                              4.7%
has been a senior partner in the accounting firm of Mason & Company,
LLP, New York, New York for more than the last five years.  He is also a Director of Checkers.

TERRY CHRISTENSEN........................................................          60          1994             90,000 shs  (4)
Mr. Christensen has been a partner in the law firm Christensen, Miller,                                            3.2%
Fink, Jacobs, Glaser, Weil & Shapiro, LLP, Los Angeles, California  for
more than the last five years.  He is a Director of MGM Grand, Inc. (NYSE)
and Checkers.

DAVID MALCOLM............................................................          47          1996             40,000 shs  (4)
Mr. Malcolm has been Chairman of the Board of Suncoast Financial                                                   1.5%
Mortgage Corporation, a mortgage banking and real estate development company since 1978 and is a Commissioner of the San Diego Unified Port
District.

JEFFREY ROSENTHAL........................................................          43          1997             30,000 shs  (4)
Mr. Rosenthal has served as Chairman of Fairfare Media Works  for the                                              1.1%
past ten years.

PASQUALE A. AMBROGIO.....................................................          49          2000              5,000 shs  (4)
Mr. Ambrogio has served as Vice-President, Chief Financial Officer,                                                 *
Secretary and Treasurer of the Company and KCC Delaware Company ("KCC")
since May 2000. Previously, he held the position of Controller of the
Company and KCC for the past five years

All Directors and Executive Officers as a group (6 persons)..............                                    3,335,997 shs

* Under 1%                                                                                                        69.7%

(1) Unless otherwise indicated, the beneficial owner has both sole voting and sole investment powers with respect to his shares. Computed on the basis of 2,690,839 shares of Common Stock outstanding as of the Record Date plus stock options of each reporting person currently exercisable or exercisable within 60 days of the Record Date.

(2) Includes 1,799,202 shares underlying presently exercisable options and includes 148,950 shares owned by Mr. Sugarman's spouse, who has sole voting and dispositive power with respect to such shares.

(3) Mr. Gotterer's total excludes 63,375 shares underlying exercisable options. He disclaims beneficial ownership to these shares upon any exercise of these options since a business partner is entitled to the beneficial ownership of such shares.

 (4) Shares underlying presently exercisable options.

Meetings of the Board of Directors and Committees

     During the 2000 fiscal year the Board of Directors of the Company met on 4 occasions, and acted by written consent on 1 occasion. Each of the Directors who served as a Director in 2000 attended at least 75% of all meetings of the Board of Directors and all meetings held by all committees of the Board on which such Director served.

Committees of the Board of Directors

     The Company has an Executive Committee, a Compensation Committee, an Option Committee, an Audit Committee and an Incentive Compensation Committee. The members of each Committee are appointed by the Board of Directors for a term beginning after the first regular meeting of the Board of Directors following the Annual Meeting of Stockholders and serve until their respective successors are elected and qualified.

     The Executive Committee, consisting of Messrs. Sugarman, Gotterer and Christensen, did not meet formally during 2000 but acted by written consent once in 2000. The Executive Committee members, when they deem necessary, consult on an informal basis in connection with the functions of this Committee.

     The Compensation Committee presently consists of Messrs. Gotterer and Christensen. The Compensation Committee did not meet formally during 2000 but acted by written consent once in 2000.

     The Option Committee presently consists of Messrs. Gotterer and Christensen. The Option Committee did not meet formally during 2000. The Option Committee administers the Company's stock option plans.

     The Incentive Compensation Committee presently consists of Messrs. Malcolm and Rosenthal. The Incentive Compensation Committee did not meet formally during 2000.

     There is no standing nominating committee or other committee performing similar functions.

Audit Committee, Independent Auditors and Audit Committee Report

     The Audit Committee of the Board of Directors ("Audit Committee") is comprised of three independent directors and currently does not operate under a written charter. The Audit Committee members are independent, under all definitions, as defined in the New York Stock Exchange listing standards.

     The Audit Committee met once and acted by written consent once in fiscal 2000. Audit Committee members, when they deem necessary, consult on an informal basis in connection with functions of this Committee. The members of the Audit Committee are Terry Christensen (Chairman), David Malcolm and Jeffrey Rosenthal.

     Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's year-end financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. The Audit Committee also recommends to the Board of Directors the selection of the Company's independent auditors, subject to stockholder approval.

     The Company terminated Arthur Andersen LLP ("AA") as its independent auditors on July 19, 2000. The decision to change accountants was approved by the Audit Committee. AA was engaged by the Company as its independent auditors in January 1996. During the Company's two fiscal years ended December 31, 1999 and 1998 and subsequent three-month interim period ended March 31, 2000, there have been no disagreements with AA on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure or any reportable events. AA's report on the Company's financial statements for 1999 and 1998 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. AA furnished the Company with a letter addressed to the SEC stating that it agreed with the above statements. This letter was filed as an exhibit to the Company's Form 8-K filed on July 26, 2000 reporting the dismissal of AA. On October 6, 2000, GIANT commenced an action in the United States District Court for the Southern District of New York ("Court") against Glenn Sands, Arthur Andersen LLP and other parties for damages suffered as a result of wrongs complained of in connection with the acquisition of Periscope. On May 21, 2001, the Court dismissed the action against the defendants on the grounds that the claims stated in the action were time barred under the statute of limitations applicable to Federal securities fraud claims. The Court did not rule on the viability of the related state law claims which were dismissed without prejudice to refiling in the appropriate state court. GIANT has now refiled this action against the named defendants, as well as other named individuals, in state court.

     BDO Seidman LLP ("BDO") was engaged by the Company as independent auditors on January 5, 2001 to perform all procedures related to the Company's 2000 year-end audit and work related to the Company's filing of Form 10-K. BDO has also performed work related to the Company's filing of Form 13E-3 and Schedule TO filed in April 2001 and to the Form 10-Q for the first quarter filed in May 2001.

     The Audit Committee has reviewed and discussed the financial statements for the fiscal year ended December 31, 2000 with both management and the independent auditors. BDO represented to the Audit Committee that the Company's Balance Sheet at December 31, 2000 was prepared in accordance with accounting principles generally accepted in the United States. In addition, BDO represented that the remaining financial statements for the fiscal year ended December 31, 2000 could not be prepared in accordance with accounting principles generally accepted in the United States due the audit scope limitation related to Periscope (see the Company's 2000 Form 10-K). The Audit Committee also discussed with BDO matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee received BDO's written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with BDO their independence.

     The Audit Committee recommended to the Board of Directors, based on their review and discussions referred to in the preceding paragraph, that the Balance Sheet as of December 31, 2000 and all the remaining financial statements for the three years ended December 31, 2000 be included in the Company's 2000 Annual Report on Form 10-K. In addition, the Audit Committee concluded that BDO's performance of non-audit services for the Company would not compromise the independence of BDO related to the audit of the Company's financial statements.

     The Audit Committee recommends that BDO continue as the Company's independent auditors for the fiscal year ended December 31, 2001.

                                             AUDIT COMMITTEE
                                             Terry Christensen (Chairman)
                                             Jeffrey Rosenthal
                                             David Malcolm

Audit Fees

     The aggregate fees billed and paid for services rendered by BDO for the audit of the Company's financial statements, review of the Form 10-K and other public company matters for the fiscal year ended December 31, 2000 were $117,125. In addition, the Company paid $33,825 to BDO in 2000 for the preparation of the Company's 1999 tax return.

Compensation of Directors

     Non-employee Directors of the Company are not currently compensated.

     Non-employee directors also participate in the Company's 1996 Stock Option Plan for Non-Employee Directors (the "Director Plan"). Pursuant to the Director Plan each non-employee director receives 5,000 options on each May 20 or, if a director was not a director on May 20, 1996 (the adoption date of the Director
Plan), on each anniversary of their election to the Board of Directors. In addition, each non-employee director who is appointed to the Executive Committee will receive 5,000 options upon their appointment and 5,000 options on each anniversary thereof. Each option has a five-year term and is immediately exercisable. The exercise price of each option is the fair market price of the options on the date of grant.


EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the three years ended December 31, 2000, 1999, and 1998 of the Chief Executive Officer whose cash compensation exceeded $100,000 for services performed for the Company.


                          SUMMARY COMPENSATION TABLE

                                  Annual Compensation                        Long Term Compensation Awards
                    -----------------------------------------------    -----------------------------------------

                                                       Other Annual         Restricted  Securities    All Other
  Name & Principal                    Salary    Bonus  Compensation           Stock     Underlying  Compensation
      Position            Year          $         $         $                 Award       Options         $
      --------            ----          -         -         -                 -----       -------         -
Burt Sugarman             2000         472,435    0        2,942  (1)           0            0          27,481  (2)
Chairman of the           1999       1,000,000    0        7,644  (1)           0            0          27,475  (2)
Board, President          1998       1,000,000    0       18,057  (1)           0            0          27,115  (2)
and CEO

(1) Amounts represent the value of use of the Company's airplane, which was sold in April 1998, and use of the Company's automobile.

(2) Represents amounts paid to Mr. Sugarman by Rally's (before its merger into Checkers) and Checkers.

Employment Contract

     Mr. Sugarman is employed as Chairman of the Board, President and Chief Executive Officer of the Company pursuant to an employment agreement dated December 3, 1998 and expiring on December 31, 2005. The agreement provides that Mr. Sugarman is to receive an annual base salary of $1,000,000 increased annually by 10% over the prior year to a maximum of $1,600,000, life insurance in the face amount of $5,000,000, and an annual bonus in an amount determined from year to year by the Compensation Committee of the Board of Directors, at its discretion, and certain additional benefits. The employment agreement is terminable prior to the expiration of the term of the Agreement (1) by the Company for cause (as defined therein) and (2) by Mr. Sugarman (a) for cause (as defined therein), (b) at any time for any reason, after January 1, 2000 or (c) if Mr. Sugarman ceases to own or control at least 10% of the Common Stock of the Company. Should the employment agreement be terminated by the Company without cause or by Mr. Sugarman for cause or for other reasons described in the preceding sentence, Mr. Sugarman would be entitled to (1) continuation of all health insurance benefits through the expiration of the term of the agreement, or for 40 months from termination, whichever period is longer and (2) a lump sum payment in an amount equal to the greater of (a) two times the annual base salary, and (b) the amount which would have been payable throughout the remainder of the term of the agreement or 40 months, whichever is shorter, provided that if the agreement is terminated within one year following a change in ownership of the Company (as defined therein), Mr. Sugarman will receive a lump sum payment equal to 2.99 times the average annual compensation paid to Mr. Sugarman by the Company during the five years prior to such change in ownership. In the event of Mr. Sugarman's death or disability he (or his estate) would be entitled to receive a lump sum payment equal to the greater of (a) two times the annual base salary and (b) the amount which would have been payable throughout the remainder of the term of the agreement and continuation of all health insurance benefits for the remainder of the term. In the event of Mr. Sugarman's death, the Company would also be obligated to continue all health insurance benefits for Mr. Sugarman's immediate family for two years. In January 2000, Mr. Sugarman voluntarily authorized the Company to decrease his annual salary to $450,000 and to decrease his annual salary again to $290,000 effective June 30, 2001. Mr. Sugarman, at his discretion, may at any time increase his salary to the current level as stated in his current contract. In such case, no retroactive salary adjustment will be made.

Option Plans

     The Company has a 1985 Non-Qualified Stock Option Plan (the "1985 Stock Option Plan"). The 1985 Stock Option Plan provided for the grant of options to purchase 3,000,000 shares of Common Stock; provided that, pursuant to the terms of the 1985 Stock Option Plan, no further grants may be made under the plan. As of December 31, 2000, options to purchase 1,765,952 shares were outstanding, and options for 307,500 shares had been exercised.

     The Company has a 1996 Employee Stock Option Plan (the "1996 Stock Option Plan") and the Director Plan. The 1996 Stock Option Plan presently provides for the grant of options to purchase 1,000,000 shares of Common Stock to officers and key management personnel of the Company. As of December 31, 2000, options to purchase 215,000 shares were outstanding, no options had been exercised and during fiscal 2000 no options were granted. The Director Plan presently provides for the grant of 400,000 shares of Common Stock. As of December 31, 2000, options to purchase 200,000 shares were outstanding and no options had been exercised.

                         FISCAL YEAR END OPTION VALUE

     The following table sets forth information concerning the value of the options held by the Company's Chief Executive Officer at December 31, 2000. No options were exercised by the Company's Chief Executive Officer during 2000.

                                                    Number of Unexercised    Value of Unexercised in
                 Shares  Acquired                        Options  at          the Money Options at
    Name           on Exercise     Value Realized     December 31, 2000         December 31, 2000
    ----           -----------     --------------     -----------------         -----------------
Burt Sugarman           0                0                1,799,202                   $0         (1)

(1) Based upon the closing price of the Common Stock on December 31, 2000 of $.20 minus the option exercise price of $6.75 per share for 1,599,202 shares and $8.25 per share for 200,000 shares.

Compensation Committee Interlocks and Insider Participation

     During 2000 the Compensation Committee and Option Committee of the Board of Directors consisted of David Gotterer and Terry Christensen. In addition, Mr. Gotterer and Mr. Christensen were also members of the Executive Committee. Mr. Gotterer is Vice Chairman of the Company and a Senior Partner in the accounting firm of Mason & Company, LLP, which received approximately $51,000 from the Company for rendering consulting, financial and accounting services to the Company during 2000. Mr. Christensen is a partner in the law firm of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, which received approximately $28,000 representing the Company in certain corporate and litigation matters in 2000. Both Mr. Gotterer and Mr. Christensen are directors of Checkers.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee is responsible for developing and making recommendations to the Company with respect to Executive Officer compensation policies, addressing such matters as salaries, bonuses, incentive plans, benefits and overall compensation. The Compensation Committee, however, does not administer the Company's 1997 Incentive Compensation Plan for Executive Officers (the "Incentive Plan"). The Incentive Plan is administered by the Incentive Compensation Committee. No amounts were earned under the Incentive Plan in 2000.

     The objective of the Compensation Committee in determining the type and amount of Executive Officer compensation is to provide a level of compensation that allows the Company to attract and retain competent executives. The Compensation Committee believes that there should be a correlation between the performance of the Company and the individual executive's performance and compensation. The Compensation Committee did not award any bonuses to either of the officers of the Company for 2000.

     Mr. Sugarman, the Chief Executive Officer of the Company is eligible to participate in the same compensation plans available to the Company's other officer. Mr. Sugarman's base compensation is $1,000,000 pursuant to the terms of his employment agreement. In January 2000, Mr. Sugarman voluntarily authorized the Company to decrease his annual salary to $450,000 and to decrease his annual salary again to $290,000 effective June 30, 2001. Mr. Sugarman, at his discretion, may, at any time, increase his salary to the current level as stated in his current contract. In such case, no retroactive salary adjustment will be made. The Compensation Committee did not award a discretionary bonus to any of the Company's Executive Officers for 2000.


                                                               TERRY CHRISTENSEN
                                                                  DAVID GOTTERER


Performance Graph

     The following graph compares the yearly percentage change in the Company's cumulative total stockholders' return on the Common Stock for the five years ended December 31, 2000, based upon the market price of the Common Stock as reported on the OTC Bulletin Board ("OTC") with the cumulative total return (and assuming reinvestment of dividends), with (i) an index of a group of companies in the apparel industry selected by the Company, consisting of Kellwood Co., Tropical Sportswear International, and Perry Ellis International (acquired Supreme International in 1999). In December 1998 the Company acquired Periscope Sportswear, Inc., an apparel company. On September 25, 2000, the Company's Board of Directors approved a plan for the disposition of Periscope's operations following months of being in default under its factoring agreement. On October 31, 2000, simultaneously with the completion of the aforementioned transaction, Century Business Credit Corporation licensed certain Periscope trademarks in connection with the manufacture and sale of Periscope products to Alarmex Holdings, L.L.C. ("Alarmex"). On November 30, 2000, Periscope filed a Voluntary Petition under Chapter 7 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. The Company is reporting Periscope as discontinued in its consolidated financial statements for the fiscal year ended December 31,2000. The Company's common stock trades on the OTC under symbol "GPOL".

     COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN AMONG GIANT GROUP, LTD.
                              PEER GROUP INDEXES
                         TOTAL RETURN TO SHAREHOLDERS


COMPANY/INDEX/MARKET                         1995           1996           1997         1998           1999           2000
--------------------                         ----           ----           ----         ----           ----           ----
GIANT GROUP, LTD.                           100.00          91.78          76.71        100.00         38.36         21.92

Customer Selected Stock List                100.00         100.09         150.23        159.77        116.40        117.01

NYSE  Market Index                          100.00         120.46         158.48        188.58        206.49        211.42

                           RATIFICATION OF AUDITORS
                               [PROPOSAL NO. 2]

     BDO has been selected by the Board of Directors to serve as the independent auditors for the Company for the fiscal year ending December 31, 2001. A representative of BDO is expected to be available by telephone or in person and will be given the opportunity to make a statement if he or she so desires and to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT
   OF BDO SEIDMAN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2001.

Section 16 (a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and provide the Company with copies of such reports. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the past fiscal year all filing requirements applicable to its Executive Officers, Directors, and greater than ten-percent stockholders were complied with, with the exception of Terry Christensen, a Director of the Company and Pasquale A. Ambrogio, an Executive Officer of the Company who filed their Form 5 but not within 45 days after the fiscal year-end. In addition, Mr Ambrogio inadvertently did not file Form 3 within 10 days after replacing Mr. Pennington as an Executive Officer of the Company. This form was subsequently filed.


                             STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 2002 Annual Meeting must be received by the Company for inclusion in its proxy statement and form of proxy by February 27, 2002. To assure that a stockholder's proposal is included in the proxy statement and form of proxy, it will be necessary for the stockholder to comply with the regulations of the SEC governing inclusion of such proposals in such documents. In addition, stockholders may directly nominate persons for director only by complying with the following procedure set forth in the Company's By-Laws; the stockholder must submit the names of such persons in writing to the Secretary of the Company not less than 70 days nor more than 90 days prior to the date of the preceding year's annual meeting. The nominations must be accompanied by all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and the name, record address, and class and number of shares of the Company owned by the stockholder making the nomination. A stockholder may properly bring business before the Annual Meeting of Stockholders only by complying with the following procedure set forth in the Company's By-Laws; the stockholder must submit to the Secretary of the Company, not less than 70 days nor more than 90 days prior to the date of the preceding year's annual meeting, a written statement describing the business to be brought by him at the Annual Meeting, the name, record address, and class and number of shares of the Company owned by the stockholder making the submission, and a description of any material interest of the stockholder in such business.

     Any such proposal should be communicated in writing to the Secretary of the Company at 9440 Santa Monica Boulevard, Suite 407, Beverly Hills, California, 90210.

                               VOTING PROCEDURES

       At the Meeting, stockholders will be requested to act upon the matters set forth in this Proxy Statement. If you are not present at the Meeting, your shares can be voted only when represented by proxy. The shares represented by your proxy will be voted in accordance with your directions if the proxy is properly signed and returned to the Company at or before the Meeting. If no instructions are specified in the proxy with respect to any proposal, the shares represented thereby will be voted for the nominees for the Board of Directors listed in this Proxy Statement and for the ratification of BDO as independent auditors for the Company. If any other matters shall properly come before the Meeting, the enclosed proxy will be voted in accordance with the best judgment of the persons voting such proxy.

     A proxy may be revoked at any time prior to it being voted at the Meeting by delivering to the Secretary of the Company a signed writing revoking the proxy or a duly executed proxy bearing a later date, or by appearing and voting in person at the Meeting. The mere presence at the Meeting of a person appointing a proxy does not revoke the appointment. Please note that it is important to date your proxy because the last dated proxy will revoke any earlier dated proxies and will be the one that is voted at the Meeting.

     A majority of the outstanding shares of Common Stock represented at the Meeting, in person or by proxy, will constitute a quorum. The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of election appointed by the Company. The five nominees for director of the Company who receive the greatest number of votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon will be elected directors of the Company. Abstentions will have no effect on the outcome of the vote for the election of directors or the ratification of accountants.

                                RECENT BUSINESS

     On May 29, 2001, the Company purchased 483,918 share of common stock pursuant to its Tender Offer. The Company made the Tender Offer in an effort to become a privately held company. The Company is continuing to evaluate alternatives and may take action which would result in the Company becoming privately held. In addition, the Company could seek to liquidate.

                                OTHER BUSINESS

     The Board of Directors does not know of any matters to be presented for action at the Meeting other than as set forth in this Proxy Statement. If any other business should properly come before the Meeting, the persons named in the proxy intend to vote thereon with their best judgment.

     The Company's Annual Report to Stockholders for the fiscal year ended December 31, 2000 (which contains a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000) accompanies this Proxy Statement.

THE COMPANY'S 2000 ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULE THERETO) WILL BE PROVIDED WITHOUT CHARGE TO EACH STOCKHOLDER UPON WRITTEN REQUEST. EACH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT, AS OF JUNE 4, 2001, THE RECORD DATE FOR THE MEETING, THE PERSON MAKING THE REQUEST WAS THE BENEFICIAL OWNER OF SHARES OF COMMON STOCK OF THE COMPANY. THE REQUEST SHOULD BE DIRECTED TO: PASQUALE A.AMBROGIO, SECRETARY, GIANT GROUP, LTD., 9440 SANTA MONICA BOULEVARD, SUITE 407, BEVERLY HILLS, CALIFORNIA 90210, TELEPHONE (310) 273-5678.

                                   By Order of the Board of Directors



                                   /s/ PASQUALE A. AMBROGIO, Secretary

June 28, 2001

                               GIANT GROUP, LTD.
 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF
                     STOCKHOLDERS--THURSDAY AUGUST 2, 2001

  The undersigned hereby appoints Burt Sugarman and David Gotterer, and each of them, proxies with power of substitution each, for and in the name of the undersigned to vote all shares of Common Stock of GIANT GROUP LTD., a Delaware corporation (the "Company"), that the undersigned would be entitled to vote at the Company's 2001 Annual Meeting of Stockholders (the "Meeting"), and at any adjournments thereof, upon the matters set forth in the Notice of the Meeting as stated hereon, hereby revoking any proxy heretofore given. In their discretion, the proxies are further authorized to vote upon such other business as may properly come before the Meeting.

  The undersigned acknowledges receipt of the Notice of the Meeting and the accompanying Proxy Statement and Annual Report.

  1. Election of Directors
      [_] FOR all nominees listed below
                                      [_] WITHHOLD AUTHORITY
        (except as marked to the contrary below)
                                        to vote for all the nominees listed
                                         below

 Terry Christensen . David Gotterer . David Malcolm . Jeffrey Rosenthal . Burt
                                    Sugarman

--------------------------------------------------------------------------------

  2. Ratification of the appointment of BDO Seidman LLP as independent auditors.

    The Board of Directors recommends a vote FOR.
                 [_] FOR [_] AGAINST [_] ABSTAIN






  THE BOARD RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED ABOVE AND FOR RATIFICATION OF THE APPOINTMENT OF THE AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                                                  (Please sign as name appears
                                                  hereon. Joint owners should
                                                  each sign. When signing as
                                                  attorney, executor,
                                                  administrator, trustee or
                                                  guardian, please give full
                                                  title as such.)

                                                  _______________________, 2001
                                                  Date

                                                  _____________________________
                                                  Signature

                                                  _____________________________
                                                  Signature, if held jointly

    STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES